UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 14, 2018

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of principal executive offices)

314-594-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February14, 2018, Edgewell Personal Care Company (“Edgewell” or the “Company”) announced the appointment of Rod R. Little as Chief Financial Officer of the Company effective March 5, 2018. As of that date, Elizabeth Dreyer, the Company’s current Interim Chief Financial Officer, will return to her role as Vice President, Controller and Chief Accounting Officer of the Company.
Prior to joining Edgewell, Mr. Little, age 48, served as Chief Financial Officer of HSN, Inc., an interactive multi-channel retailer, from January 2017 until December 30, 2017, following its acquisition by Liberty Interactive Corporation. Mr. Little previously served as Executive Vice President and Chief Financial Officer of Elizabeth Arden, Inc., from April 2014 to November 2016. Prior to joining Elizabeth Arden, Inc., Mr. Little spent 17 years with The Procter & Gamble Company, where he held numerous positions of increasing responsibility in Procter & Gamble’s divisional and corporate finance organization, ultimately serving as the chief finance officer of their global salon professional division from 2009 until 2014. Mr. Little also served for five years in the United States Air Force prior to joining Procter & Gamble in 1997.

Mr. Little will receive an initial annual base salary of $710,000 and his target bonus opportunity for fiscal 2018 will be 75% of base salary, pro-rated based on his start date. Mr. Little will receive a one-time restricted stock equivalent grant on or about April 1, 2018 valued at $750,000, which will vest ratably over two years from the grant date. He is also eligible for annual equity grants under the Edgewell Personal Care Company 2018 Incentive Stock Plan at a level commensurate with his title. The terms of the awards are expected to be consistent with the annual award program for other senior executives.

Mr. Little will be eligible to participate in Edgewell’s benefit plans available to executives, in accordance with the Company’s customary terms and policies and consistent with other executives, including health insurance, dental insurance, disability insurance, life insurance and a defined contribution (401(k)) plan, all subject to such contributions by Mr. Little. In addition, he will be eligible to participate in the Company’s executive savings investment plan and financial planning program.

Mr. Little will also be eligible to participate in Edgewell’s executive severance plan, pursuant to which he would receive, upon a qualifying termination of employment by Edgewell without Cause or voluntary termination of employment by Employee for Good Reason, a lump sum payment equal to: (1) 1.5 times his annual base salary plus a severance bonus equal to the short-term incentive plan bonus for the most recently completed fiscal year; (ii) the accrued but unpaid paid time off available to Mr. Little; and (iii) 1.5 times the monthly premium cost for group health plan benefits for Mr. Little and his dependents, as applicable, multiplied by 18. Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change of control or similar agreement with the Company. The payment of benefits under the plan is conditioned upon, among other things, the officer executing a general release in favor of the Company, which shall include confidentiality, non-solicitation, non-disparagement and non-competition obligations of the officer in favor of the Company.

Descriptions of the foregoing compensation and benefit plans are set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated December 15, 2017, for the Company’s 2018 annual meeting of shareholders.

In addition, it is expected that Mr. Little will enter into a Change of Control Agreement with the Company. The Agreement would be substantially identical to those provided to Colin Hutchison, Chief Operating Officer, and Manish R. Shanbhag, Chief Legal Officer, Chief Compliance Officer and Secretary, except for an adjustment for calculating his severance bonus, as described below.

The Agreement will have a two-year term and provide for an annual automatic extension for an additional year commencing each May 1, subject to a 90-day notice of termination prior to the annual renewal date. If a “change of control” (as defined) occurs, the Agreement automatically continues two years beyond the month in which the change of control occurred.

The Agreement will provide that Mr. Little will receive severance compensation in the event of certain termination events (as provided in the Agreement) within two years following a change of control, other than termination for “cause,” death, “retirement” or “disability” or by Mr. Little other than for “good reason” (as such terms are defined).

If Mr. Little is terminated under the termination events defined in the Agreement within two years of the change of control, the benefits under the Agreement include:

•	Payment of base salary through the termination date;

•	Payment of a pro rata portion of the target annual bonus for the year of termination;

•	Accelerated vesting of all unvested equity-based awards, including performance awards;

•
A payment equal to two times the sum of his annual base salary and severance bonus amount (defined as the average of the most recent five-year actual bonus percentages multiplied by the greater of base salary at either termination or change of control; provided, the percentage number utilized for the short term incentive bonus for fiscal year 2018 performance will be the greater of (i) the fiscal year 2018 short term incentive bonus percentage earned during that year or (ii) the target bonus percentage for that year);

•	Full vesting under any retirement plan (as defined);

•
Continued coverage under health, vision, dental, life insurance and long-term disability benefits for two years following termination plus any taxes payable by the individual with respect to such benefits; and

•	Provision of outplacement services for a period of six months.

Such benefits are subject to reduction under certain circumstances to the extent necessary to avoid certain federal excise taxes. Following termination of employment, Mr. Little will be subject to a one-year covenant not to compete, a one-year non-solicitation covenant, and certain confidentiality and release obligations.

The description of the form of Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the form of Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on February 14, 2018, announcing Mr. Little’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Chief Financial Office Change of Control Agreement.
99.1	Press Release of Edgewell Personal Care Company issued on February 14, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By: /s/Manish R. Shanbhag
Manish R. Shanbhag
Chief Legal Officer

Dated: February 14, 2018

Exhibit No.	Description
10.1	Form of Chief Financial Office Change of Control Agreement.
99.1	Press Release of Edgewell Personal Care Company issued on February 14, 2018.